Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment Number 24 to File No. 33-65690; Amendment No. 25 to File No. 811-07850) of Allegiant Advantage Fund of our report dated July 19, 2007 included in the 2007 Annual Report to Shareholders.

                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP


Philadelphia, Pennsylvania
September 25, 2007